This is a Confirming Copy of a filing made in paper on
                January 16, 1996.


                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549


                                       FORM 8-K

                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported) - December 22, 1995
                                                            -----------------


                          GULF EXPLORATION CONSULTANTS, INC.
                          ----------------------------------
                (Exact name of registrant as specified in its charter)



           Delaware                    0-17246                   76-0243525
     --------------------      ------------------------      ------------------
        (State or other        (Commission File Number)         (IRS Employer
        jurisdiction of                                      Identification No.)
        Incorporation)

          10 Rockefeller Plaza, Suite 1012
          New York, New York                                       10020
          ----------------------------------------               ----------
          (Address of principal executive offices)               (zip code)



          Registrant's telephone number, including area code - (212) 247 - 2120
                                                               ----------------

         1270 Avenue of the Americas, Suite 2900,  New York, New York  10020
        ----------------------------------------------------------------------
             (Former Name or Former Address, if changed since last report)


                                                         Page 1 of 31 Pages
                                                         Exhibit Index on Page 4

     ITEM 5.  OTHER EVENTS

     I.   APPOINTMENT OF MESSRS. NOLAN AND METCALFE AS DIRECTORS OF THE
          -------------------------------------------------------------
          REGISTRANT
          ----------

               On December 5, 1995, the Board of Directors of Gulf Exploration Consultants, Inc., a Delaware corporation (the "Registrant"), accepted the resignation of Paul L. H. Bristol and appointed Michael Nolan and Jeremy Metcalfe to fill vacancies on the Board.

               Mr Nolan (age 33), a chartered accountant, has been the Chief Financial Officer of the Registrant since May 1994. He has also served as Finance Director of Minmet plc, a Republic of Ireland corporation ("Minmet"), since April 1994. Minmet owns approximately 52.8% of the Registrant's outstanding Common Stock. From 1989 through April 1994, Mr. Nolan was an associate director of Equity and Corporate Finance plc, a London based investment company.

               Mr. Metcalfe (age 56) has served as the Chairman of the Board of Directors of Minmet since September 1995 and he is also on the Board of Directors of several Minmet subsidiaries. Mr. Metcalfe has also served as a director of City Venture Properties Limited, a real estate brokerage firm, since 1989 and he has been a senior partner in JP Metcalfe Associates, a corporate finance firm in Kent, England, specializing in the venture capital industry, since 1980.

     II.  PROPOSED RECAPITALIZATION
          -------------------------

               On December 7, 1995, the Registrant entered into a Subscription Agreement and Option (the "Micron Subscription") with Minmet, Micron Limited ("Micron") and Emerging Money Limited, a Republic of Ireland corporation and wholly-owned subsidiary of the Registrant ("Emerging Money"), relating to the acquisition by Micron of Common Stock of Emerging Money which would result in Micron owning 72.5% of the shares outstanding after the closing. Emerging Money has a 50% interest in Russia Money Limited. The closing of the transactions contemplated by the Micron Subscription is subject to certain conditions, including approval by the stockholders of the Registrant. Pending the closing, Micron shall pay or advance funds to creditors of Emerging Money and Micron shall have the right to control the management and finances of Emerging Money and to request Emerging Money to provide to Micron exclusive editing and administration services upon a fee basis. As of the entry into the Micron Subscription, neither the Registrant nor Emerging Money had sufficient capital to maintain the continuing operations of Emerging Money.

               On December 22, 1995, the Registrant and Minmet entered into a letter agreement (the "Letter Agreement") with DRM&S Inc. and Dennis Mensch, each the holder of the Registrant's notes (the "Notes") in the principal amount of $100,000, regarding the payment of certain outstanding liabilities and future expenses of the Registrant and certain other related matters in connection with the proposed transaction under the Micron Subscription and a recapitalization (the "Recapitalization") of the Registrant. The Recapitalization, which is subject to stockholder approval, would include a reverse split of the Registrant's Common Stock, the exchange by DRM&S Inc. and Mensch of their Notes for which each would receive 22% of the Registrant's shares then to be outstanding, and the Registrant would transfer its 27.5% interest in Emerging Money (constituting its entire interest in Emerging Money after the closing of the Micron Subscription) to Minmet in exchange for Minmet reducing its ownership of the Registrant's shares to an amount equal to 15% after the Recapitalization (subject to downward adjustment if the value of the Emerging Money Shares exceeds the value of the Registrant's shares to be exchanged).

               After the Recapitalization, the Registrant will seek new business opportunities, subject to a non-competition covenant in the Micron Subscription.

               The Micron Subscription and the Letter Agreement are included as Exhibits 99.1, and 99.2, respectively.

     ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

          Exhibit
          Number                                               Page
          -------                                             ------

          99.1      Subscription Agreement and Option,            6
                    dated December 7, 1995, among the
                    Registrant, Minmet, Micron and Emerging
                    Money (without exhibits).

          99.2      Letter Agreement, dated December 22,         25
                    1995, among the Registrant, Minmet,
                    DRM&S Inc. and Dennis Mensch

                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Date:  January 3, 1996                   GULF EXPLORATION CONSULTANTS, INC.
                                              (Registrant)


                                               /s/ L. George Rieger
                                              __________________________________
                                                  L. George Rieger, President

                                    EXHIBIT INDEX

     Exhibit                                                               Page
     -------                                                              ------

     99.1 Subscription Agreement and Option, dated December 7, 1995, among the Registrant, Minmet, Micron and
               Emerging Money.

     99.2 Letter Agreement, dated December 22, 1995, among the Registrant, Minmet, DRM&S Inc. and Dennis Mensch